Exhibit 10.32


                      INDEPENDENT SALES AGENT AGREEMENT

      THIS INDEPENDENT SALES AGENT AGREEMENT, (the "Agreement") is entered into and made effective as of this day of October 2003 (the "Effective Date"), by and between NUWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Company") and NEXTGEN ASSOCIATES, INC., a New Jersey Corporation (the "Independent Sales Agent").

                                   WITNESSETH:

      WHEREAS, the Company primarily concentrates on identifying, developing and commercializing high-margin, proprietary technologies, specifically technology related to image and video enhancement designed to enrich picture and video output ("Nuwave Technology"); and

      WHEREAS, the Company desires to retain the Independent sales Agent, as a non-exclusive independent contractor, to assist the Company in the marketing, promotion, sale and distribution of the Nuwave Technology.


      NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. RECITALS. The above recitals are true and correct and same are incorporated herein by this reference.

      2. ENGAGEMENT. The Company hereby engages the Independent Sales Agent as a non-exclusive independent contractor to assist the Company in the marketing, promotion, sale and distribution of the Nuwave Technology.

      3. ADVERTISING. The Independent Sales Agent shall be entitled, during the term of this Agreement, to advertise and hold itself out as an authorized non-exclusive independent sales agent of the Nuwave Technology, and to use the trademarks, logo, service marks and other commercial designation, whether or not registered, used by the Company to represent or describe the Nuwave Technology (the "Trademarks") in all advertisements and other reasonable activities conducted by the Independent Sales Agent to promote the sale of the Nuwave Technology. The Independent Sales Agent's use of the Trademarks in any advertising and promotional media is conditioned upon the Independent Sales Agent's compliance with the Company's prior approval of such advertising materials, as well as the Independent Sales Agent's agreement to appropriately indicate that such Trademarks are the Company's trademarks. The Independent Sales Agent will ensure that the Nuwave Technology and related documentation incorporate copyright and other proprietary notices in the same manner that the Company incorporates such notices in the Nuwave Technology, or in any manner reasonably requested by the Company. Upon termination of this Agreement, the Independent Sales Agent will immediately cease all use of the Trademarks.


      4. PRICING. All pricing for the Nuwave Technology shall be as provided by the Company to the Independent Sales Agent in writing from time to time.

      5. COMMISSION. Except for the commission to be paid to the Independent Sales Agent by the Company as set forth herein below, the Independent Sales Agent acknowledges and agrees that all amounts paid or payable to the Company or the Independent Sales Agent and arising from or relating to the Nuwave Technology shall be the exclusive property of the Company. The Independent Sales Agent shall truthfully, accurately and efficiently complete all documents and records, account for all monies and all the property of the Company of which it may have custody, and will promptly deliver the same to the Company. In consideration for the services of the Independent Sales Agent, the Company shall pay to the Independent Sales Agent a commission equal to ninety percent (90%) of net amounts received by the Company during the Term arising from the Independent Sales Agent's sale of the Nuwave Technology, such amounts payable to the Independent Sales Agent within thirty days (30) after the Company's receipt of the sale proceeds from the sale of such Newave Technology by the Independent Sales Agent. Net amounts are defined as revenues received from customers, net of any agreed upon discounts and allowances; less the cost to design, produce, ship, install and for delivery of the product. These costs shall include costs incurred by both the company and 3rd party vendors.

      6. EXPENSES. The Independent Sales Agent shall be solely responsible and liable for all costs and expenses incurred by it in the course of providing the services to the Company hereunder, and the Company shall have no responsibility to reimburse the Independent Sales Agent for any such expenses.

      7. TERM. The term of this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year (the "Term"); provided, however, that either party may terminate this Agreement by providing the other at least thirty (30) days prior written notice.

      8. INDEPENDENT CONTRACTOR. It is expressly understood and agreed that in the performance of services hereunder, the Independent Sales Agent shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in this Agreement shall be construed to create an employer/employee, joint venture, partnership, association or other affiliation, or like relationship, between the parties, it being specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship. Accordingly, the Company shall neither have nor exercise any specific control or direction over the particular methods by which Solo performs the services hereunder. In no event shall either party be liable for the debts or obligations of the other. The Company will not withhold on the Independent Sales Agent's behalf any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any government body, or make available to the Independent Sales Agent any of the benefits afforded to employees of the Company. The Independent Sales Agent will indemnify and hold harmless the Company, its shareholders, officers, directors, employees, agents, successors and assigns, from any and all loss or liability arising from its failure to make such payments, withholdings and benefits, if any.

      9. INDEMNIFICATION. In addition to, and not in limitation of any other indemnification provided herein, the Independent Sales Agent agrees to indemnify and hold harmless the Company, its shareholders, officers, directors, employees,

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agents,  successors  and assigns  from any and all  liability,  losses,  claims, damages, costs, causes of action, judgments or settlements arising therefrom, including reasonable attorneys' fees, at all levels of trial and appeal, caused or asserted to be caused, directly or indirectly, by or as a result of any breach of the terms of this Agreement or any wrongful act, omission or negligence of the Independent Sales Agent in the performance of its duties hereunder.

      10. LIMITATION OF LIABILITY. THE COMPANY SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES (INCLUDING LOST REVENUES OR PROFITS) OF ANY KIND DUE TO ANY CAUSE, REGARDLESS OF WHETHER THE COMPANY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES, AND WITHOUT LIMITING THE FOREGOING, THE COMPANY'S MAXIMUM LIABILITY UNDER THIS AGREEMENT TO THE INDEPENDENT SALES AGENT SHALL BE LIMITED TO THE AMOUNT RECEIVED BY THE COMPANY AS A RESULT OF THE INDEPENDENT SALES AGENT'S EFFORTS UNDER THIS AGREEMENT, AND AFTER DEDUCTING THE AMOUNTS PAID TO THE INDEPENDENT SALES AGENT.

      11. MISCELLANEOUS.

            11.1. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding between the parties hereto, and neither this Agreement nor any provision hereof may be waived, modified, amended or, except to the extent, if any, otherwise provided in this Agreement, terminated, except by a written agreement signed by the parties hereto.

            11.2. Waivers. No waiver of any breach, default or provision hereunder shall be considered valid unless in a writing signed by the party to be charged therewith, and no such waiver shall be deemed a waiver of any subsequent breach or default hereunder.

            11.3. Successors and Assigns. This Agreement shall be binding upon and against the parties hereto and their heirs, personal or other legal representatives, administrators, successors and permitted assigns.

            11.4. Negotiated Agreement. The parties to this Agreement have fully participated in its negotiation and preparation. Accordingly, this Agreement shall not be more strictly construed against any of the parties.

            11.5. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

            11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, determined without regard to provisions of conflicts of laws. The parties further agree that any action between them shall be heard in Hudson County, New

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Jersey,  and  expressly  consent to the  jurisdiction  and venue of the Superior
Court of New Jersey,  sitting in Hudson County, New Jersey and the United States
District  Court  of  New  Jersey,   sitting  in  Newark,  New  Jersey,  for  the
adjudication of any civil action asserted pursuant to this paragraph.

            11.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above. NUWAVE TECHNOLOGIES, INC.

                                           By: /s/George Kanakis, President
                                              ----------------------------------
                                               George Kanakis, President


                                           NEXTGEN ASSOCIATES, INC.


                                           By: /s/Stan Chayka, President
                                              ----------------------------------
                                               Stan Chayka, President

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